Exhibit 10.10

FIRST AMENDMENT TO THE AMENDED AND RESTATED
JAMES RIVER GROUP HOLDINGS, LTD. EQUITY INCENTIVE PLAN

WHEREAS, James River Group Holdings, Ltd. (formerly known as Franklin Holdings (Bermuda), Ltd.) (the “Company”) maintains an equity incentive plan known as the James River Group Holdings, Ltd. Equity Incentive Plan (the “Plan”);

WHEREAS, the Company reserved the right to amend the Plan in Article XII thereof; and

WHEREAS, the Company desires to amend the Plan in certain respects, and the Board of Directors of the Company and the shareholders of the Company have approved such amendment to the Plan;

NOW, THEREFORE, effective on the date the initial public offering of the common shares of the Company is consummated and immediately prior thereto, the Plan is amended as follows:

1.   Section 4.1 of the Plan is amended to add the following language to the end thereof:

Effective as of the IPO Date, the number of Shares that may be issued under the Plan or be subject to Awards is reduced from 80,630 Shares to the number of Shares underlying Granted Options. No further Awards shall be granted under the Plan, except for the Bonus described in Section 4.4. Notwithstanding anything herein to the contrary, any Granted Options shall continue in full force and effect, subject to all terms and conditions of the Plan and any Award Agreement, without modification to the underlying terms of such Awards except for any adjustment due to share splits and other recapitalization transactions.

2.   Article IV of the Plan is amended to add a new Section 4.4 to the end thereof as follows:

Section 4.4      Bonus.   As of the IPO Date, each Participant as of such date shall be eligible for a Bonus equal to the Plan Payout Amount, less applicable tax and other withholdings, payable and subject to forfeiture in accordance with the following. A Participant’s Bonus shall be payable in two installments, with the first installment equal to one-third of the Plan Payout Amount payable in December 2015 and the second installment equal to two-thirds of the Plan Payout Amount payable in December 2016; provided that a Participant shall only be entitled to such payment if the Participant has neither competed with the Company, nor solicited its employees (in each case as determined by the Board in its sole discretion) to leave their employment at any time prior to each payment date. The provisions on Change in Control as described in Article XI of the Plan shall not apply to a Bonus. The Bonus shall not be deemed to be the grant of Shares, and a Participant shall not have any of the rights of a shareholder by virtue of the grant or any payment of the Bonus. Notwithstanding anything in the Plan to the contrary, the Board’s determination of individuals who are Participants for purposes of eligibility for a Bonus shall be made in the Board’s sole discretion.

3.   Section 13.1 of the Plan is amended to delete the definition of “Award” and replace it with the definition of “Award” below and to add the following definitions, inserted alphabetical order, thereto:

“Award” means a grant of a Bonus, Restricted Stock, Options, Stock Appreciation Rights, Deferred Stock Units, Dividend Equivalents, other share awards, or an offer and sale of the same, in each case pursuant to the terms of the Plan.

“Bonus” means an amount granted to a Participant under Section 4.4 and otherwise subject to the terms and conditions of the Plan.

“Granted Options” means the Options that have been granted and remain outstanding as of the IPO Date, which include granted Options less forfeitures and lapses, whether vested or unvested, as determined by the Board.

“Granted Option Value” means, with respect to a Participant, an amount equal to the difference between the weighted average exercise price (as determined by the Board) of a Participant’s Granted Options and the public offering price established for the Offered Shares in the Offering multiplied by such Participant’s number of Granted Options. In no event shall the Granted Option Value with respect to a Participant be less than zero.

“IPO Date” means the date immediately prior to the date that the initial public offering of the common shares of James River Group Holdings, Ltd. is consummated.

“Offered Shares” means up to $250,000,000 of common shares par value $.01 per share of the Company (after giving effect to the recapitalization and conversion of the Class A Common Shares of the Company), plus shares included in any over-allotment option.

“Offering” means the underwritten initial public offering of the Offered Shares.

“Plan Payout Amount” means, with respect to a Participant, an amount determined by the Board equal to (x) the Granted Option Value multiplied by (y) the original number of Shares available for grant under the Plan (i.e., 80,630 Shares) divided by (z) the total number of Granted Options to all Participants as of the IPO Date less the Participant’s Granted Option Value.

This Amendment is hereby adopted this 24 day of November, 2014 and effective as set forth above.

JAMES RIVER GROUP HOLDINGS, LTD.

/s/ Gregg Davis
Name:	Gregg Davis
Title:	CFO